AJ. ROBBINS, PC
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                                 AND CONSULTANTS

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Planet Entertainment, Inc. dated August 17, 1999.

By /s/ AJ ROBBINS
   -------------------------
   AJ. Robbins, P.C.
Denver, Colorado
August 17, 1999



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